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                                                                  EXHIBIT 10.100

                                FOURTH AMENDMENT
                                       TO
                        COUNTRYWIDE FINANCIAL CORPORATION
               STOCK OPTION FINANCING PLAN AS AMENDED AND RESTATED

         Countrywide Financial Corporation (the "Company") intends to terminate the Countrywide Financial Corporation Stock Option Financing Plan as Amended and Restated (the "Plan"). In order to ensure a smooth transition for those participants who have loans outstanding under the Plan, the Company wishes to keep the plan administratively operational until such loans are paid (the "Winding Up Period"). During the Winding Up Period, no loans under the Plan will be made available to anyone who would have been eligible to participate but for this amendment. It is the Company's intention that the Plan will immediately terminate upon the payment of all loans outstanding.

         1. Frozen Plan. Effective June 15, 2005, no employee or other person may borrow funds under the Plan and the Plan shall not have any loan outstanding to any person other than loans which were made to those eligible persons prior to June 15, 2004 and which remain outstanding (the "Grandfathered Loans"). The Promissory Notes and Pledge Agreements relating to the Grandfathered Loans shall remain in full force and effect.

         2. Termination of Plan. Upon the payment of the Grandfathered Loans, or upon a failure of such payment that constitutes an event of default pursuant to the Promissory Notes so that no further payments are anticipated, the Plan shall immediately terminate.

         IN WITNESS WHEREOF, the Company has caused this Fourth Amendment to be executed by its duly authorized officer as of this 23rd of July, 2004.

                                        COUNTRYWIDE FINANCIAL CORPORATION

                                        /s/ Leora I. Goren
                                        ----------------------------------------
                                        Leora I. Goren
                                        Managing Director,
                                        Human Resources